AMENDED AND RESTATED PURCHASE OPTION

                         For the Purchase of _____ Units

                          Consisting of an aggregate of

                                  _____ Shares

                     of Series A Convertible Preferred Stock

                    and _____ Common Stock Purchase Warrants

                                       of

                         QueryObject Systems Corporation

                            (A Delaware Corporation)

1.       Purchase Option.

         THIS CERTIFIES THAT, in consideration of $____ paid by or on behalf of Steve Levine (molders), as registered owner of this Purchase Option, to QueryObject Systems Corporation ("Company"), Holder is entitled, at any time or from time to time at or after the date hereof as described in Section 2.4 hereof to subscribe for, purchase and receive, in whole or in part, up to _____ Units, each Unit consisting of one share of Series A Convertible Preferred Stock of the Company ("Series A Shares") and one common stock purchase warrant ("Warrant"). This Purchase Option is issued in connection with the Company's private offering ("Offering" described in the Confidential Term Sheet dated __________________ ("Term Sheet"). Each Unit is identical to the units described in the Term Sheet. If the expiration date (as hereinafter defined) is a day on which banking institutions are authorized by law to close, then this Purchase Option may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the expiration date, the Company agrees not to take any action that would terminate the Purchase Option. This Purchase Option is initially exercisable at _____ per Unit. The term Exercise Pricer shall mean the initial exercise price or, if adjustments thereto have been made, the adjusted exercise price.

2.       Exercise.

         2.1 Exercise Form. In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Option and payment of the Exercise Price for the Units being purchased in cash or by certified check or official bank check for the securities being purchased. If the rights represented hereby shall not be exercised at or before 5:00 p.m., New York City time, on the Expiration Date, this Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

         2.2 Legend. Unless registered under the Securities Act of 1933, as amended ("Securities Acts") each certificate for the securities purchased under this Purchase Option shall bear a legend as follows unless such securities have been registered under the Securities Act:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Securities Acts") or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and applicable state law."

         2.3      [Reserved]

         2.4 Exercise Schedule. This Purchase Option may be exercised as follows ("Vested Portions"):

                  (i) Up to 20% of the Units may be purchased during the three-year period commencing on the date hereof.

                  (ii) Up to an amount equal to the percentage of the Purchase Price (as defined in the Term Sheet) called for by the Buyer Representative (as defined in the Term Sheet) in accordance with the terms of the Term Sheet ("Post-Closing Installments") multiplied by the total number of Units subject to this Purchase Option may be purchased during the three-year period commencing on the day such Post-Closing Installment is due and payable ("Post-Closing Installment Due Date").

                  (iii) The expiration date of this Purchase Option with respect to each Vested Portion shall be the third anniversary of the Post-Closing Installment Due Date related to such Vested Portion.

3.       Transfer.

         3.1 Restrictions Imposed by the Act. This Purchase Option and the securities underlying this Purchase Option shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that this Purchase Option or the underlying securities, as the case may be, may be transferred pursuant to an exemption from registration under the Securities Act and applicable state law, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Graubard Mollen & Miller ("GM&M") shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement relating to such securities, as the case may be, has been filed by the Company and declared effective by the Securities and Exchange Commission ("Commission") and compliance with applicable state securities laws.

         3.2 Assignment. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

4.       New Purchase Options to be Issued.

         4.1  Partial  Exercise  or  Transfer.  Subject to the  restrictions  in
Section 3 hereof, this Purchase Option may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of Units purchasable hereunder as to which this Purchase Option has not been exercised or assigned.

         4.2  Lost  Certificate.   Upon  receipt  by  the  Company  of  evidence
satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.       Registration Rights.

         5.1 Grant of Right. The Company shall register the shares of Common Stock underlying the Series A Shares and Warrants ("Registrable Securities") for re-offer and resale by the Holders in a registration statement ("Registration Statement") filed by the Company as described in the Subscription Agreement attached to the Term Sheet. The Company shall keep the Registration Statement effective and current until all the securities registered thereunder are sold or may be sold without any limitation under an appropriate exemption under the Securities Act and the blue sky laws of the States.

         5.2 Fees and Expenses. The Company shall bear all expenses and pay all fees incurred in connection with the filing and modification or amendment of the Registration Statement, exclusive of underwriting discounts and commissions payable in respect of the sale of the Registrable Securities but including, without limitation, the fees and expenses of one special counsel, if any, of the Holders, and of providing reasonable numbers of the prospectus contained therein to the Holders. Until further notice from a majority of the holders of the Series A Shares and the Series B Convertible Preferred Stock or from GM&M, GM&M shall be that counsel.

         5.3 Indemnification by Company. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any Registration Statement hereunder, the officers and directors of each Holder and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act or any state securities law or regulation, against all loss, claim, damage, expense or liability (including all reasonable attomeys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party or otherwise) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise under the laws of foreign countries, arising from such Registration Statement or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any preliminary prospectus, the Registration Statement or prospectus (as from time to time each may be amended and supplemented); (ii) any post-effective amendment or amendments or any new Registration Statement and prospectus in which is included the Registrable Securities; or (iii) any application or other document or written communication (collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Registrable Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission is made in reliance upon, and in conformity with, written information furnished to the Company by and with respect to such registered holders expressly for use in any preliminary prospectus, the Registration Statement or prospectus, or any amendment or supplement thereof, or in any application, as the case may be. The Company agrees promptly to notify such registered holders of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale or resale of the Registrable Securities or in connection with the Registration Statement or prospectus.

6. Exercise Price Adjustments. The exercise price payable upon the exercise of this Option shall be adjusted in the same manner as the "Conversion Price" is adjusted in the Company's Certificate of Designations, Preferences and Rights of the Company's Series A Preferred Stock.

7. Reservation. The Company shall at all times reserve and keep available out of its authorized capital, such number of shares of Common Stock or other securities, properties or rights required for the issuance of the Units and the securities underlying the Units. The Company covenants and agrees that, upon exercise of this Purchase Option and payment of any exercise price therefor, all Series A Shares issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder.

8.       Certain Notice Requirements.

         8.1 Holder's Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Purchase Option and its exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

         8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Series A Shares of Common Stock for the purpose of entitling them to receive a dividend or distribution, or (ii) the Company shall offer to all the holders of its Common Stock any additional Series A Shares of capital stock of the Company or securities convertible into or exchangeable for Series A Shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

         8.3 Notice of Chance. If any event occurs which would require a notice to be sent to holder of Series A Shares of Preferred Stock or Warrants sold pursuant to the Term Sheet during the time this Purchase Option is outstanding, the Company shall also send such notice to the Holder(s) hereof.

         8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgment of receipt to the party to which notice is given, by confirmed facsimile, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of this Purchase Option, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

9.       Miscellaneous.

         9.1 Amendments. The Company and Southeast Research Partners, Inc. ("SERP") may from time to time supplement or amend this Purchase Option without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and SERP may deem necessary or desirable and which the Company and SERP deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of the party against whom enforcement of the modification or amendment is sought.

         9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

         9.3 Entire Agreement. This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof, including the Purchase Option dated _______________ to purchase ______ Series A Shares issued to SERP.

         9.4 Binding Effect. This Purchase Option shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

         9.5 Governing Law; Submission to Jurisdiction. This Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Option shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

                           [Intentionally left blank]

         9.6 Waiver, Etc. The failure of the Company or the Holder at any time to enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holder thereafter to enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

         9.7 Execution in Counterparts. This Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

         9.8 Exchange Agreement. As a condition of the Holder's receipt and acceptance of this Purchase Option, Holder agrees that, at any time prior to the complete exercise of this Purchase Option by Holder, if the Company and SERP enter into an agreement ("Exchange Agreement") pursuant to which they agree that all outstanding Unit Purchase Options will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

         IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of the ___ day of ______________.

                                          QUERYOBJECT SYSTEMS CORPORATION


                                          By:___________________________________
                                             Name:  Daniel M. Pess
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

Form to be used to exercise Purchase Option:

QueryObject Systems Corporation
60 Charles Lindbergh Boulevard
Uniondale, New York 11903
Attention:



Date:________________

         The undersigned hereby elects irrevocably to exercise the within Purchase Option and to purchase _______ Units of QueryObject Systems Corporation and hereby makes payment of $____________ (at the rate of $ per Unit) in payment of the Exercise Price pursuant thereto. Please issue the securities underlying this Purchase Option in accordance with the instructions given below.



                                                --------------------------------
                                                Signature



                  NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Option in every particular without alteration or enlargement or any change whatsoever.

                  INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name              ___________________________________________________
                                             (Print in Block Letters)

Address           ___________________________________________________

Form to be used to assign Purchase Option:

                                   ASSIGNMENT


         (To be executed by the registered Holder to effect a transfer of the within Purchase Option):

         FOR  VALUE  RECEIVED,   ________________________________________   does
hereby sell, assign and transfer unto ________________________________ the right to purchase _____ Units of QueryObject Systems Corporation ("Company") evidenced by the within Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: __________________


                                              ----------------------------------
                                              Signature




         NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Option in every particular without alteration or enlargement or any change whatsoever.